UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2010 (January 26, 2010)

NOVO ENERGIES CORP.
(Exact name of registrant as specified in its charter)

Florida	333-63432	65-1102237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Europa Place d'Armes, 750 Côte de Place d'Armes
Suite 64, Montréal Qc H2Y 2X8
Canada
 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (514) 840-3697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 26, 2010, we entered into a Securities Purchase Agreement that closed on February 1, 2010, pursuant to which we issued a secured convertible debenture (the “Debenture”) with a one-year term.  The principal amount of the Debenture is $500,000 and carries a per annum interest rate of 10%.  The net proceeds of the offering will be used to fund the continuing research and development of our technological process to convert waste tires and plastic to liquified fuels with the remainder for general corporate purposes.  An additional 10% premium is to be paid to the holder on the maturity date.  Starting on April 21, 2010, the Debenture holder may convert all or, on one or more occasions, part of the Debenture into shares of our common stock at the lower of  approximately $0.27 or a fifteen percent discount to the lowest daily closing volume-weighted average price of the common stock during the five trading days prior to a conversion.  The holder may not convert more than $50,000 of the principal amount plus accrued interest per week unless our shares of common stock are trading above $0.2465 per share.  We may waive this restriction at any time.

In connection with the Debenture, we issued 6,085,193 shares of our common stock to the holder of the Debenture.  If the volume-weighted average price of our common stock as quoted on the Overt-the-Counter Bulletin Board falls below $0.2465, we have agreed to issue additional shares of our common stock to the Debenture holder so that the total number of shares issued will equal $1,500,000 divided by that volume-weighted average price which is below $0.2465.  We have the right to repurchase all such shares of common stock described above for $1,000,000.

To secure the Debenture, we and our subsidiary, WTL Renewable Energies Inc., entered into Security Agreements with the Debenture holder pursuant to which we granted them an unsubordinated lien in our assets and the right to use such assets as payment of the Debenture in the event of a default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

On February 1, 2010, we issued a $500,000 debenture that is convertible into up to a minimum of 1,851,851 shares of our common stock.  As consideration for the debenture, we issued 6,085,193 shares of our common stock, an amount that may be increased if the volume weighted average of our common stock falls below $0.2465.  The debenture and the common stock were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation D and/or Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description
10.1           Securities Purchase Agreement
10.2           Secured Convertible Debenture
10.3           Security Agreement
10.4           Joinder to Security Agreement
10.5           Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVO ENERGIES CORP.
(Registrant)

Dated: February 17, 2010	By:	/S/ ANTONIO TREMINIO
Antonio Treminio
Chief Executive Officer